EXHIBIT 32.2

CERTIFICATION

I, Gregory A. Wells, Chief Financial Officer of NTS Development Company,* equivalent of the Chief Financial Officer of the Company (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.

The quarterly report on Form 10-Q of the Company for the period ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 15, 2004

/s/ Gregory A. Wells

Chief Financial Officer of NTS Development Company,
* equivalent of the Chief Financial Officer of the Company

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

* NTS Development Company provides services to the Company under property management agreements as described in Part I - Note 13 Related Party Transactions.